Exhibit 99.1

REX ENERGY CORPORATION ANNOUNCES COMMENCEMENT

OF PUBLIC OFFERING OF COMMON STOCK

STATE COLLEGE, PA. – (BUSINESS WIRE)—April 21, 2008—Rex Energy Corporation (NASDAQ: REXX) (the “Company”) announced today that it has commenced, subject to market conditions, an underwritten public offering of approximately 8.0 million shares of its common stock, par value $0.001 per share. The Company intends to offer 4.0 million shares and certain selling stockholders intend to sell the remaining 4.0 million shares. The Company also intends to grant the underwriters a 30-day option to purchase up to approximately 1.2 million additional shares to satisfy any over-allotments.

The Company intends to use its net proceeds from this offering to fund, in part, its capital expenditure program for 2008, including its enhanced oil recovery project in the Lawrence Field in Lawrence County, Illinois and its leasing and drilling activities in the Marcellus Shale, and for other corporate purposes. Pending those uses, the Company intends to use a portion of its net proceeds to repay borrowings under its senior credit facility and invest in short-term, investment grade, interest-bearing securities. The Company will then reborrow amounts from time to time under its senior credit facility as capital expenditures exceed its overnight investments and cash flow from operations in periods subsequent to the offering.

KeyBanc Capital Markets Inc. will act as sole book-running manager and co-lead manager for the offering and RBC Capital Markets Corporation will serve as co-lead manager for the offering. Tudor, Pickering, Holt & Co. Securities, Inc., Johnson Rice & Company L.L.C., Broadpoint Capital, Inc. and Capital One Southcoast, Inc. will act as co-managers for the offering.

This offering of common stock will be made only by means of a prospectus, copies of which may be obtained from KeyBanc Capital Markets Inc., Attn: Prospectus Delivery Department, 800 Superior Avenue, 17th Floor, Cleveland, Ohio 44114, phone: 216.563.2018.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This news release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities law in any such jurisdiction.

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin, the Appalachian Basin and the Southwestern Region of the United States. The Company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties.

For more information, contact: Joseph DeSimone, director of investor relations, at (814) 278-7267 or jdesimone@rexenergycorp.com.

Forward-Looking Statements

Except for historical information, statements made in this release about the proposed offering are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management of the Company believes are reasonable based on currently available information; however, management’s assumptions and the Company’s future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and the occurrence of any unanticipated acquisition opportunities. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company’s filings with the Securities and Exchange Commission.

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